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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 2001 included in The Immune Response Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

San Diego, California
June 28, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS